Exhibit 10.6

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement is entered into as of October 23, 2003 by nStor Technologies, Inc., a Delaware corporation ("Pledgor") for the benefit of Cenvill Recreation, Inc., a Florida corporation (the "Pledgee").

RECITALS

Pledgor is the record and beneficial owner of the shares of capital stock described in Exhibit A hereto (the "Pledged Securities") issued by Stonehouse Technologies, Inc., a Texas corporation.  Pledgor is making that certain 8% Promissory Note of even date herewith in favor of the Pledgee (the "Note"), and as security for the payment and performance when due of all of the obligations of Pledgor under the Note (the "Secured Obligations"), the Pledgee is requiring that Pledgor execute and deliver this Stock Pledge Agreement and grant the security interest contemplated hereby.

TERMS OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Pledgee to accept the Note, it is agreed as follows:

             1.         Definitions.  Unless otherwise defined herein, terms defined in the Note are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Stock Pledge Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

"Agreement" shall mean this Stock Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

"Bankruptcy Code" shall mean Title 11, United States Code, as amended from time to time, and any successor statute thereto.

"Pledged Collateral" shall have the meaning assigned to such term in Section 2 hereof.

             2.         Pledge.  Pledgor hereby pledges, conveys, hypothecates, mortgages, assigns, sets over, delivers and grants to the Pledgee a security interest in all of the following (collectively, the "Pledged Collateral"):

                         2.1.      the Pledged Securities and the certificates representing the Pledged Securities, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities; and

                         2.2.      all proceeds of any of the foregoing.

             3.         Security for Obligations.  This Agreement secures, and the Pledged Collateral is security for, the payment and performance of all of the Secured Obligations.

             4.         Delivery of Pledged Collateral.  All certificates representing or evidencing the Pledged Securities shall be delivered to the Pledgee upon execution of this Agreement and held by the Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee.

             5.         Representations and Warranties.  Pledgor represents and warrants to the Pledgee that:

                         5.1.      Pledgor is, and at the time of delivery of the Pledged Securities to the Pledgee pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral.

                         5.2.      Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral to the Pledgee as provided herein.

                         5.3.      The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Collateral pledged by Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

             6.         Distributions; Etc.

                         6.1.      Right of Pledgor to Receive Distributions.  For so long as no Event of Default exists, Pledgor shall have the right to receive cash distributions declared and paid with respect to the Pledged Collateral.  Any and all stock distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification, shall be and become part of the Pledged Collateral pledged hereunder and, if received by Pledgor, shall be received in trust for benefit of the Pledgee, be segregated from the other property and funds of Pledgor, and shall forthwith be delivered to the Pledgee to be held subject to the terms of this Agreement.

                         6.2.      Holding Pledged Collateral.  The Pledgee may hold any of the Pledged Collateral, endorsed or assigned in blank.  Until an Event of Default has occurred, the Pledgee shall not transfer to or register in the name of the Pledgee or any other person, any or all of the Pledged Collateral.   The Pledgee acknowledges and agrees that until the Pledged Collateral has been sold pursuant to Section 7 hereof, (i) Pledgor shall continue to be the beneficial owner of the Pledged Collateral and (ii) Pledgor shall be entitled to exercise any and all voting and other ownership rights with respect to the Pledged Collateral.  Pledgee shall have no right to transfer, pledge, encumber or otherwise dispose of the Pledged Collateral other than pursuant to Section 7 hereof.

             7.         Remedies.  Upon and after an Event of Default, Pledgee shall have the following rights and remedies:

                         7.1.      Secured Creditor.  All of the rights and remedies of a secured party under the Uniform Commercial Code of the State where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement.

                         7.2.      Right of Sale.  The Pledgee may, without demand and without advertisement, notice or legal process of any kind (except as may be required by law) sell the Pledged Collateral, or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Pledgee shall deem appropriate.  The proceeds realized from the sale of any Pledged Collateral shall be applied first against unpaid interest accrued on the Note and then to reduce the principal thereof.

                         7.3.      Notice.  In addition thereto, Pledgor further agrees that in the event that notice is necessary under applicable law, written notice mailed to Pledgor in the manner specified in Section 13 hereof twenty (20) days prior to the date of the disposition of the Pledged Collateral subject to the security interest created herein at any such public sale or sale at any broker's board or on any such securities exchange, or prior to the date after which private sale or any other disposition of said Pledged Collateral will be made, shall constitute commercially reasonable and fair notice.

             8.         Waiver.  No delay on the Pledgee's part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by the Pledgee with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Pledgee's right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice the Pledgee's rights as against Pledgor in any respect.

             9.         Assignment.  The Pledgee may not assign this Agreement without the prior written consent of the Pledgor.

             10.       Termination.  This Agreement shall terminate and be of no further force or effect at such time as the Secured Obligations shall be paid and performed in full.  Upon such termination of this Agreement, the Pledgee shall deliver to Pledgor the Pledged Collateral and all instruments of assignment executed in connection therewith, free and clear of the liens hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

             11.       Miscellaneous.  This Agreement shall be binding upon Pledgor and Pledgor's successors and assigns, and shall inure to the benefit of, and be enforceable by, the Pledgee and its successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of Florida, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Pledgee and Pledgor.

             12.       Severability.  If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

             13.       Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be sufficient if sent by overnight mail or courier, postage prepaid, and addressed as follows: (a) if to the Pledgee, to the address set forth below or to such address as Pledgee may hereafter from time to time notify to the Pledgor in writing for the purposes of notice hereunder, and (b) if to Pledgor, to the address set forth below or to such address as Pledgor may hereafter from time to time notify to the Pledgee in writing for the purposes of notice hereunder.

             14.       Section Titles.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

             15.       Counterparts.  This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

                                    [SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed under seal as of the date first written above.

[                                                                       nSTOR TECHNOLOGIES, INC.

                                                                         By: /s/ Jack Jaiven
                                                                         Name: Jack Jaiven

                                                                         Address for Notices:
                                                                         100 Century Boulevard
                                                                         West Palm Beach, Florida 33417

CENVILL RECREATION, INC.

                                                                        By: /s/ Mark F. Levy
                                                                         Name: Mark F. Levy

                                                                         Address for Notices:
                                                                         100 Century Boulevard
                                                                         West Palm Beach, Florida 33417

EXHIBIT A

to the Stock Pledge Agreement

Attached to and forming a part of that certain Stock Pledge Agreement dated as of October 23, 2003, executed and delivered by nStor Technologies, Inc. to Cenvill Recreation, Inc.

Issuer                                             Class of Stock                  Certificate No.     No. of Shares

Stonehouse Technologies, Inc.             Common                                  10                  5,000,000